Exhibit 99.1

Encouraging Interim Results at 9 Months from an Open-Label Study of Simufilam in Patients with Alzheimer’s Disease Lindsay H. Burns Tamara Doehner, John Puente, Brian Beck, Yaneicy Gonzalez Rojas, Evelyn Lopez-Brignoni, Boris Nikolov, Hoau-Yan Wang, Zhe Pei, Antonio Hernandez, Carrie A. Crowley, Nadav Friedmann Alzheimer’s association AAIC>21 CASSAVA sciences 1

Forward-Looking Statements & Safe Harbor Cautionary Note Regarding Forward-Looking Statements: This presentation contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to: the treatment or diagnosis of Alzheimer’s disease; the status of current and future clinical studies with simufilam, including the interpretation of interim analyses of open-label study results at 6 or 9 months; plans to conduct additional interim analyses of an open-label study and the timing thereof; inherent limitations of the ADAS-Cog testing batteries; expectations regarding convergence of biomarker and cognition data; treatment benefits of simufilam; our intention to initiate a Phase 3 clinical program with simufilam; the timing, enrollment, duration and other details thereof; verbal commentaries made by our employees; and potential benefits, if any, of our product candidates. These statements may be identified by words such as “may,” “anticipate,” “believe,” “could,” “expect,” “would”, “forecast,” “intend,” “plan,” “possible,” “potential,” and other words and terms of similar meaning. Drug development involves a high degree of risk, and historically only a small number of research and development programs result in commercialization of a product. Clinical results from our earlier-stage clinical trials may not be indicative of full results or results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish. Such statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates, the severity and duration of health care precautions given the COVID-19 pandemic, any unanticipated impacts of the pandemic on our business operations, and including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov. This presentation may also contain statistical data and drug information based on independent industry publications or other publicly available information. We have not independently verified the accuracy or completeness of the data contained in these publicly available sources of data and information. Accordingly, we make no representations as to the accuracy or completeness of such data. You are cautioned not to give undue weight to such data. The content of this presentation is solely our responsibility and does not necessarily represent the official views of the National Institutes of Health (NIH). CASSAVA sciences 2

Disclosures The open-label safety study with simufilam is funded by a clinical research grant award from the National Institutes of Health (NIH). Simufilam is a proprietary drug candidate of Cassava Sciences, Inc. Lindsay Burns, PhD; Nadav Friedmann, PhD, MD; Carrie Crowley; and Antonio Hernandez, PsyD, are employees of Cassava Sciences. Hoau-Yan Wang, PhD, Zhe Pei, PhD, and Kuo-Chieh Lee are affiliated with City University of New York School of Medicine. Professor HY Wang is a consultant to Cassava Sciences.  Clinicaltrials.gov registration # NCT04388254, registered 14 May 2020. CASSAVA sciences 3

Open-Label Study of Simufilam Simufilam is an oral drug that targets altered filamin A protein in the brain. Restoring the normal shape of filamin A blocks toxic signaling of soluble Aβ42. We are conducting a multi-center, one-year, open-label study in subjects (N>150) with mild-to-moderate Alzheimer’s disease, MMSE ≥ 16 and ≤ 26. Outcome measures: Safety Cognition: Alzheimer’s Disease Assessment Scale Cognitive subscale (ADAS-Cog11) Behavior: Neuropsychiatric Inventory (NPI) CSF biomarkers: Baseline, 6 months and 12 months CASSAVA sciences 4

Interim Analysis We conducted a pre-planned interim analysis on the first 50 subjects who completed 9 months of open-label treatment with simufilam 100 mg b.i.d. CSF biomarkers were measured in a subset of subjects (N=25) after 6 months of open-label treatment with simufilam. CASSAVA sciences 5

Baseline Overview Simufilam 9-Month Interim Analysis, First 50 Subjects Attribute Mean (±SD) Age (SD) 69 (±6.4) # Females 23 (46%) MMSE (SD) 22.6 (±2.9) ADAS-Cog11 (SD) 16.6 (±7.7) NPI (SD) 4.7 (±8.2) # Trial Sites 7 CASSAVA sciences 6

Expected Rate of Cognitive Decline in AD Meta-analysis Of Placebo Group Decline1 Dashed lines are 90% confidence intervals. Cognitive decline was reported in a meta-analysis of 20,000 patients with mild-to-moderate AD1: 5.5-point decline/year on ADAS-Cog11 in placebo groups. Cognitive decline was reported in two P3 studies of Biogen’s aducanumab in patients with early AD2: 5.2-point decline over 18 months on ADAS-Cog in placebo groups. Sources: 1 Disease Progression Meta-analysis Model in Alzheimer’s disease (Ito, et al., Pfizer Global Research), Alzheimer’s & Dementia 6 (2010) 39-53 2 EMERGE and ENGAGE Topline Results (2020), https://investors.biogen.com/static-files/f91e95d9-2fce-46ce-9115-0628cfe96e83 ADAS-cog -5 0 5 10 0 4 8 12 26 39 52 Time (week) DECLINE IMPROVE CASSAVA sciences 7

Cognition Results ADAS-Cog11 scores improved 3 points at 9 months in the first 50 subjects. Mean ADAS-Cog Change from Baseline -4 -3 -2 -1 0 +1 +2 +3 -1.6 -3.0 6 months 9 months 12 months DECLINE IMPROVE P < 0.001 by paired t test: Baseline vs. 9 Months CASSAVA sciences 8

Individual Patient Changes in ADAS-Cog (N=50) 66% of Patients Improved at 9 Months (N=33) 22% of Patients Declined Less Than Expected (N=11) Change in ADAS-Cog11 Baseline to 9 Months -15 -10 -5 0 5 10 DECLINE IMPROVE 4+ point decline over 9 months is expected in M2M AD CASSAVA sciences 9

CSF Biomarkers Biomarkers of disease were measured in a subset of subjects (N=25) who completed 6 months of simufilam treatment. Alzheimer’s pathology: Amyloid β42, Total Tau and P-tau181 Neurodegeneration:  Neurogranin and Neurofilament Light Chain (NfL) Neuroinflammation:  YKL-40, soluble TREM2 and HMGB1 CSF was collected by lumbar puncture at baseline and again at 6 months. CSF samples were analyzed blind by an outside lab in a 96-well immunoassay (ELISA) format for each biomarker. CASSAVA sciences 10

CSF Biomarkers and Baseline Levels CSF Biomarker Significance in AD and MCI Mean concentration in CSF (pg/mL) ± SD Aβ42 AD pathology, low in CSF 122.8 ± 62.4 Total tau Marker of neurodegeneration 163.5 ± 33.7 P-tau181 Marker of disrupted tau function 35.7 ± 2.1 Neurogranin Synaptic loss/degeneration 2,147.6 ± 575.7 Neurofilament Light Chain (NfL) Axonal loss/degeneration 291.6 ± 55.1 YKL-40 Marker of neuroinflammation 250.4 ± 35.8 sTREM2 Microglial-induced neuroinflammation 1,165.8 ± 421.2 HMGB1 Pathogenic “danger” molecule 722.6 ± 98.6 CASSAVA sciences 11

CSF Amyloid-β42 CSF Aβ42 increased significantly after 6 months of simufilam treatment. % Change from Baseline 0% 20% 40% 60% 80% 100% 120% P < 0.00001 by paired t test +84% Aβ42 CASSAVA sciences 12

Significant Decreases in CSF Biomarkers at Month 6 % Change from Baseline -80% -70% -60% -50% -40% -30% -20% -10% 0% -18% -38$ -65$ -44% -72% -55% -53% P < 0.00001 for all by paired t test CASSAVA sciences 13

Diagnostic Criterion for AD Decreased Significantly Total Tau/Aβ42 Ratio Ratio of CSF tau/Aβ42 Change from baseline to month 6 0.0 0.5 1.0 1.5 2.0 2.5 Baseline -70% 6 months P < 0.00001 by paired t test CASSAVA sciences 14

Improved Behavior Disorders Alzheimer’s is often accompanied by behaviors disorders, such as anxiety, agitation or delusions, that may become more frequent as disease progresses. At baseline, 34% of patients had no neuropsychiatric symptoms on the Neuropsychiatric Inventory (NPI) scale. At Month 9, >50% of patients had no neuropsychiatric symptoms on NPI. Study Timeline NPI Scale Baseline No neuropsychiatric symptoms in 34% of patients 6 months No neuropsychiatric symptoms in 38% of patients 9 months No neuropsychiatric symptoms in >50% of patients CASSAVA sciences 15

No Safety Issues Simufilam was safe and well-tolerated through 9 months of open-label treatment. No drug-related serious adverse events. Non-persistent side-effects commonly found in an elderly population are observed. <10% dropout rate. CASSAVA sciences 16

Summary of 9-Month Open-Label Simufilam Cognition scores improved significantly (p<0.001) in patients with mild-to-moderate Alzheimer’s disease after 9 months of open-label simufilam. Biomarker levels improved significantly (all p<0.00001) in patients with mild-to-moderate Alzheimer’s disease after 6 months of open-label simufilam. Interim analysis data are consistent with prior clinical results, published preclinical data and mechanism of action. Alzheimer’s is a progressive disease that worsens over time. Improvements in cognition, biomarkers and behavior at 9 months suggest highly encouraging treatment effects. CASSAVA sciences 17

Next Steps with Simufilam A 12-month interim analysis of the open-label study is expected Q4 2021. A randomized, controlled trial with simufilam is currently recruiting 100+ subjects with mild-to-moderate Alzheimer’s disease. A Phase 3 program with simufilam is scheduled for initiation Fall 2021. Two randomized, controlled trials (12 months & 18 months). Total target enrollment ~ 1,750 subjects with mild-to-moderate AD. CASSAVA sciences 18

THANK YOU! We thank patients who participated in this open-label study. We thank the Alzheimer’s Association for this opportunity to present our clinical data with simufilam. We are grateful for the participation of clinical investigators and researchers Tamara Doehner, John Puente, Brian Beck, Yaneicy Gonzalez Rojas, Evelyn Lopez-Brignoni, Boris Nikolov, Hoau-Yan Wang and Zhe Pei and new investigators who support this study. We thank NIH for grant AG065152 in support of this study. CASSAVA sciences 19